UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2010

International Aerospace Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-33039	86-0932112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129, Carson City, Nevada 89706
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (209) 487-6449

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Changes in Registrant’s Certifying Accountant.

(a) On August 31, 2010, Turner, Jones & Associates, PLLC (“Turner”) resigned as International Aerospace Enterprises’ (the “Company”) independent registered public accounting firm.

In connection with the audits of the Company’s financial statements for the years ended December 31, 2009 and 2008 and in the subsequent interim periods through August 31, 2010 (the date of resignation) there were no disagreements with Turner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Turner, would have caused Turner to make reference to the subject matter of the disagreement in its review of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009 except that the report for the year ended April 30, 2009 contained an explanatory paragraph stating that there was substantial doubt about its ability to continue as a going concern; . During the years ended December 31, 2009 and 2008 and through August 26, 2010, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K. Except as set forth below, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

Turner has stated that their resignation was due to what they believed to be a lack of internal control over financial reporting that is needed to provide reasonable assurance that transactions are recorded accurately and on a timely basis.  Management had concluded that our internal control over financial reporting was not effective as of December 31, 2009, due to control deficiencies in three areas that we believe should be considered material weaknesses and this was disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009.

1.	The Company did not sufficiently segregate duties over incompatible functions at the corporate headquarters.

The Company’s inability to sufficiently segregate duties is due to a staff vacancy at the corporate headquarters, which management expects to fill during the current year. Further, management has increased the frequency of independent reconciliations of significant accounts, which will mitigate the lack of segregation of duties until the accounting department at the corporate headquarters is fully staffed

2.	In conjunction with the lack of segregation of duties, the Company did not institute specific anti-fraud controls.

While management found no evidence of fraudulent activity, the chief accounting officer has access to both accounting records and corporate assets, principally the operating bank account. Management believes this exposure to fraudulent activity is not material either to the operations of the Company or to the financial reporting; however, management has instituted Key Controls specifically designed to prevent and detect - on a timely basis -any potential loss due to fraudulent activity.

3.	The Company did not institute, as of December 31, 2008, a whistle-blower policy and procedure as required by Section 301 of the Sarbanes-Oxley Act
.

In accordance with Item 304(a)(1)(ii) of Regulation S-K, the accountant’s reports on the financial statements for the past two years were qualified as a going concern.

The Company requested on September 1 2010, that Turner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. We have received no response from Turner to date, and as such do not expect that Turner will respond to our request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010	INTERNATIONAL AEROSPACE ENTERPRISES, INC.

By: /s/ John M. Peck Name: John M. Peck Title: Chief Executive Officer